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                                                                   EXHIBIT 23(E)

                         [Letterhead of Merrill Lynch]

    We hereby consent to the inclusion of our opinion letter, dated November 6, 1998, to the Board of Directors of Access Health, Inc. as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Access Health, Inc. with and into HBO & Company of Georgia and to the references to such opinion in such Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

November 6, 1998